UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                               -------------------

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 1, 1998



                                   LUCOR, INC.
              (Exact name of registrant as specified in its charter)



        FLORIDA                      0-25164                   65-0195259
(State or other jurisdiction       (Commission              (IRS Employer
     of incorporation)             File Number)            Identification No.)


790 Pershing Road, Raleigh, North Carolina                         27608
(Address of principal executive offices)                        (Zip code)


Registrant's telephone number, including area code:  919-828-9511

Item 2.  Acquisition or Disposition of Assets

     On April 1, 1998, pursuant to Purchase Agreements dated January 30, 1998, between Lucor, Inc. (the "Company") and Tidewater Lubes Ventures, Inc. ("TLV") and the Company and Lube Ventures East, Inc. ("LVE"), the Company acquired substantially all of the assets of TLV and LVE.

     The Company operates 102 "Jiffy Lube" service centers in six different states comprising seven different DMA's (geographic Designated Marketing Areas) as of March 31, 1998. TLV operated 21 "Jiffy Lube" service centers in the Tidewater and Richmond, Virginia DMA's, which borders the Company's Raleigh/Durham, North Carolina DMA. LVE operated 2 "Jiffy Lube" service centers in Jacksonville, North Carolina and Greenville, North Carolina. The Company purchased the 23 service centers of TLV and LVE for $13.5 million.

     The purchase price for the assets of TLV and LVE was funded primarily through funds borrowed through a loan and security agreement with Enterprise Mortgage Acceptance Company, LLC. The loans totaled $13.3 million and carry an interest rate of 8.54% ($10.9 million) and 8.67% ($2.4 million) to be repaid in 180 months.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a) Financial Statements of Business Acquired. The Registrant will file the required financial statements of the business acquired under cover of an amendment to this Current Report on Form 8-K as soon as practicable, but in no event later than 60 days after the date on which this Current Report on Form 8-K was required to be filed.

     (b) Pro Forma Financial Information. The Registrant will file the required pro forma financial information under the cover of an amendment to this Current Report on Form 8-K as soon as practicable, but in no event later than 60 days after the date on which this Current Report on Form 8-K was required to be filed.


     EXHIBITS

28.1  Press release dated April 1, 1998, relating to the acquisition.


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 15, 1998                 Lucor, Inc.



                                       By: /s/ Kendall A. Carr
                                           ___________________________________
                                           Kendall A. Carr
                                           Chief Financial Officer